Exhibit 3.1

Execution Version

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE HONEST COMPANY, INC.

The Honest Company, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is The Honest Company, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on May 23, 2012.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is The Honest Company, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover 19904, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 79,596,124, consisting of (i) 55,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 24,596,124 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115 of the California Corporations Code. During such time or times that the Corporation is subject to Section 2115(b) of the California Corporations Code, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. Dividend Rights. Subject to the rights of holders of all classes of stock at the time outstanding having rights as to dividends as set forth in Section B.1 below, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors of the Corporation. For the avoidance doubt, the rights of the holders of Common Stock to receive dividends shall not not be junior or subordinated to any right or entitlement of the holders of Preferred Stock to receive dividends.

4. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or other Liquidation Event (as defined below), the assets of the Corporation shall be distributed as provided in Section B.2 hereof.

5. Redemption. The Common Stock is not redeemable at the option of the holders thereof.

B. PREFERRED STOCK

5,673,759 shares of the Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 5,777,008 shares of the Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock”, 2,275,786 shares of Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 2,587,102 shares of Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”, 2,272,972 shares of Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”, 3,459,102 shares of Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock” and 2,550,395 shares of Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends. If any dividend is paid on any share of Common Stock in accordance with Section A.3 above, such dividend, payable out of funds legally available therefor, shall be distributed among all holders of Common Stock, any such other class or series of capital stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of such other class or series of capital stock and Preferred Stock were converted to Common Stock at the then effective conversion rate. For the avoidance of doubt, the holders of outstanding shares of Preferred Stock shall not be entitled to receive any dividends prior or in preference to any declaration or payment of any dividend on shares of Common Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (defined below) (a “Liquidation Event”), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (a)(i) with respect to the shares of Series A Preferred Stock and Series A-1 Preferred Stock, the Series A Original Issue Price for the Series A Preferred Stock and the Series A-1 Original Issue Price for the Series A-1 Preferred Stock, plus any dividends declared but unpaid thereon, (ii) with respect to the shares of Series B Preferred Stock, two (2) times the Series B Original Issue Price, plus any dividends declared but unpaid thereon, (iii) with respect to the shares of Series C Preferred Stock, 1.42857 times the Series C Original Issue Price, plus any dividends declared but unpaid thereon, (iv) with respect to the shares of Series D Preferred Stock, the Series D Original Issue Price, plus any dividends declared but unpaid thereon, (v) with respect to the shares of Series E Preferred Stock, the Series E Original Issue Price, plus any dividends declared but unpaid thereon, or (vi) with respect to the shares of Series F Preferred Stock, the Series F Original Issue Price, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, as applicable, been converted into Common Stock pursuant to Section 4 immediately prior to such Liquidation Event, assuming, for purposes of making the calculation provided for in this clause (b) of this sentence, the conversion into Common Stock of all shares of each series of Preferred Stock that would receive a greater per share liquidation payment if converted into Common Stock than if remaining as Preferred Stock (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount” for the Series A Preferred Stock, the “Series A-1 Liquidation Amount” for the Series A-1 Preferred Stock, the “Series B Liquidation Amount” for the Series B Preferred Stock, the “Series C Liquidation Amount” for the Series C Preferred Stock, the “Series D Liquidation Amount” for the Series D Preferred Stock, the “Series E Liquidation Amount” for the Series E Preferred Stock, and the “Series F Liquidation Amount” for the Series F Preferred Stock). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series A Original Issue Price” shall mean $1.0575 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-1 Original Issue Price” shall mean $3.6351 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock. The “Series B Original Issue Price” shall mean $10.9852 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $27.0573 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $45.7550 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E Original Issue Price” shall mean $19.6048 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The “Series F Original Issue Price” shall mean $19.6048 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock.

2.2 Payment to Holders of Common Stock. In the event of a Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1. Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless waived by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class and on an as-converted basis:

(a) a merger or consolidation, in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation, or

(c) a transfer (whether by merger, consolidation or otherwise), other than pursuant to a bona-fide equity financing, in one transaction or a series of related transactions to which the Corporation is a party, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities) that prior to such transfer does not hold 10% or more of the outstanding voting stock of the Corporation on an as-converted basis, if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquired entity).

Notwithstanding this Subsection 2.3.1, a transaction shall not constitute a Deemed Liquidation Event if the primary purpose is to change the jurisdiction of the Corporation’s incorporation, create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transactions, or to effect a customary venture capital financing of the Corporation.

2.3.2. Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii), 2.3.1(b) or 2.3.1(c), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Preferred Stock (voting together as a separate class and on an as-converted basis) so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the

Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Series A Liquidation Amount, Series A-1 Liquidation Amount, Series B Liquidation Amount, Series C Liquidation Amount, Series D Liquidation Amount or Series E Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Subsections 2.3.2(c), 2.3.2(d) and 2.3.2(e) shall apply to the redemption of the Preferred Stock pursuant to this Subsection 2.3.2(b). Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

(c) To effect the redemption contemplated by Subsection 2.3.2(b), the Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 40 days prior to such redemption date. Each Redemption Notice shall state:

(i) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the redemption date specified in the Redemption Notice;

(ii) the redemption date and the redemption price;

(iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Preferred Stock, written notice from such holder that such holder elects to have all or any portion of such holder’s shares of Preferred Stock excluded from the redemption provided in this Subsection 2.3.2, then such excluded shares of Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.” Excluded Shares shall not be redeemed or redeemable pursuant to this Subsection 2.3.2, whether on such redemption date or thereafter.

(d) On or before the applicable redemption date, each holder of shares of Preferred Stock to be redeemed on such redemption date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

(e) If the Redemption Notice shall have been duly given, and if on the applicable redemption date the redemption price payable upon redemption of the shares of Preferred Stock to be redeemed on such redemption date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such redemption date and all rights with respect to such shares shall forthwith after the redemption date terminate, except only the right of the holders to receive the redemption price without interest upon surrender of their certificate or certificates therefor.

2.3.3. Amount Deemed Paid or Distributed. If the proceeds received by the Corporation or its stockholders in connection with a Liquidation Event are other than cash, the value of such proceeds shall be their fair market value as determined in good faith by the Board of Directors of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class and on an as-converted basis; provided, however, that any securities shall be valued as follows:

(a) For securities not subject to investment letters or other similar restrictions on free marketability,

(i) if traded on a national securities exchange or a national quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 10-day trading period ending three days prior to the closing of such transaction;

(ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 10-day period ending three days prior to the closing of such transaction; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class and on an as-converted basis.

(b) For the purposes of this Subsection 2.3.3, “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (1) for securities traded primarily on the New York Stock Exchange, the NYSE American or the Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day, and (2) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

(c) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class and on an as-converted basis.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. So long as at least 1,000,000 shares of Series A Preferred Stock (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares) remain outstanding, the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”). So long as at least 400,000 shares of Series B Preferred Stock (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares) remain outstanding, the holders of record of the shares of Series A-1 Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect one director of the Corporation (the “Series A-1/B Director”). The holders of record of the shares of Series F Preferred Stock, exclusively and as a separate class and on an as-converted basis, shall be entitled to elect two directors of the Corporation (the “Series F Directors”). The holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation (the “Common Directors”). The holders of record of the shares of Preferred Stock and Common Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect one director of the Corporation (the “Joint Director”). All of the directors of the Corporation shall be elected pursuant to and in accordance with that certain Amended and Restated Voting Agreement of the Corporation, dated on or around the Filing Date, and as may be amended from time to time (the “Voting Agreement”). Any director elected as provided in the preceding six sentences may be removed from the Board, either with or without cause, only by the affirmative vote or written consent of the holders of the outstanding shares of class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If holders of a class or series fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first five sentences of Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of such class or series elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to Subsection 3.2.

3.3 Preferred Stock Protective Provisions. At any time when at least 4,000,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class and on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1. consummate a Liquidation Event, enter into an exclusive license of all or substantially all of the Corporation’s intellectual property, or acquire capital stock or assets of another company involving the payment, contribution or assignment by the Corporation of stock or assets greater than (i) $25,000,000 for any one such acquisition or (ii) an aggregate of $50,000,000 for all such acquisitions in any given 12 month period;

3.3.2. authorize or issue, or obligate itself to issue, any other equity security (or any security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Preferred Stock with respect to voting rights, dividend rights, redemption rights or liquidation preferences, other than shares of Preferred Stock authorized under this Certificate of Incorporation;

3.3.3. increase or decrease (other than by redemption or conversion) the authorized number of shares of Common Stock or Preferred Stock;

3.3.4. amend or repeal any provision of this Certificate of Incorporation or the Corporation’s Bylaws;

3.3.5. redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Common Stock or Preferred Stock of the Corporation (other than a redemption of Preferred Stock pursuant to Subsection 2.3.2); provided, however, that this restriction shall not apply to the repurchase or reacquisition of shares of Common Stock or Preferred Stock (A) from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the right to repurchase or reacquire such shares at cost (or at the lesser of cost or the then fair market value) upon the occurrence of certain events, such as the termination of employment or other service, or (B) pursuant to the exercise by the Corporation (whether contractually or pursuant to its Bylaws) of any rights of first refusal with respect to such shares; or (C) pursuant to agreements under which the Corporation has the obligation to purchase or reacquire such shares which are either entered into prior to the Filing Date or approved pursuant to this Subsection 3.3.5 following the Filing Date (the “Put Agreements”);

3.3.6. declare, pay or set aside a dividend on any Common Stock or Preferred Stock of the Corporation (other than dividends payable on the Common Stock solely in the form of additional shares of Common Stock);

3.3.7. incur indebtedness for borrowed money, or permit any subsidiary to incur indebtedness for borrowed money, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $5,000,000 (excluding indebtedness with a principal amount of up to $20,000,000 plus accrued interest, which has previously been approved by the Board of Directors of the Corporation and any obligations pursuant to existing letters of credit previously entered into by the Corporation), unless such incurrence is approved by the Board of Directors of the Corporation;

3.3.8. effect any interested party transaction, unless approved by the Board of Directors of the Corporation (including a disinterested majority of directors); or

3.3.9. increase or decrease the authorized number of directors of the Corporation.

3.4 Series C Preferred Stock Protective Provisions. At any time when at least 600,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1. amend, repeal, alter or waive any provisions of this Certificate of Incorporation or the Corporation’s Bylaws in a manner that adversely affects the rights of the Series C Preferred Stock; or

3.4.2. increase or decrease (other than by redemption or conversion) the authorized number of shares of Series C Preferred Stock.

Notwithstanding the foregoing, in no event shall the consent of the holders of the Series C Preferred Stock be required for any amendment of the Certificate of Incorporation to create a senior or pari passu security, or any security convertible into or exercisable for any such security, in connection with a bona fide financing of the Corporation, so long as the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are affected in a proportionate manner as the Series C Preferred Stock and on a pari passu basis.

3.5 Series D Preferred Stock Protective Provisions. At any time when at least 500,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1. amend, repeal, alter or waive any provisions of this Certificate of Incorporation or the Corporation’s Bylaws in a manner that adversely affects the rights of the Series D Preferred Stock; or

3.5.2. increase or decrease (other than by redemption or conversion) the authorized number of shares of Series D Preferred Stock.

Notwithstanding the foregoing, in no event shall the consent of the holders of the Series D Preferred Stock be required for any amendment of the Certificate of Incorporation to create a senior or pari passu security, or any security convertible into or exercisable for any such security, in connection with a bona fide financing of the Corporation, so long as the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are affected in a proportionate manner as the Series D Preferred Stock and on a pari passu basis.

3.6 Series E Preferred Stock Protective Provisions. At any time when at least 900,000 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.6.1. amend, repeal, alter or waive any provisions of this Certificate of Incorporation or the Corporation’s Bylaws in a manner that adversely affects the rights of the Series E Preferred Stock; or

3.6.2. increase or decrease (other than by redemption or conversion) the authorized number of shares of Series E Preferred Stock.

Notwithstanding the foregoing, in no event shall the consent of the holders of the Series E Preferred Stock be required for any amendment of the Certificate of Incorporation to create a senior or pari passu security, or any security convertible into or exercisable for any such security, in connection with a bona fide financing of the Corporation, so long as the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock are affected in a proportionate manner as the Series E Preferred Stock and on a pari passu basis.

3.7 Series F Preferred Stock Protective Provisions. At any time when at least 700,000 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.7.1. amend, repeal, alter or waive any provisions of this Certificate of Incorporation or the Corporation’s Bylaws in a manner that adversely affects the rights of the Series F Preferred Stock;

3.7.2. increase or decrease (other than by redemption or conversion) the authorized number of shares of Series F Preferred Stock; or

3.7.3. consummate any Deemed Liquidation Event or close the Corporation’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (an “IPO”) prior to the three year anniversary of the Filing Date, unless the Minimum Return Threshold (as defined in the Voting Agreement) is achieved.

Notwithstanding the foregoing, in no event shall the consent of the holders of the Series F Preferred Stock be required for any amendment of the Certificate of Incorporation to create a senior or pari passu security, or any security convertible into or exercisable for any such security, in connection with a bona fide financing of the Corporation, so long as (i) the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are affected in a proportionate manner as the Series F Preferred Stock and on a pari passu basis and (ii) none of the rights of the holders of Series F Preferred Stock contained in Sections 3.2, 3.7.2 and 3.7.3 are amended, repealed, altered or waived in connection therewith.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1. Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price, Series A-1 Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, Series D Original Issue Price, Series E Original Issue Price or Series F Original Issue Price, as applicable, by the conversion price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial conversion price per share for shares of (i) Series A Preferred Stock (the “Series A Conversion Price”) shall be the Series A Original Issue Price, (ii) Series A-1 Preferred Stock (the “Series A-1 Conversion Price”) shall be the Series A-1 Original Issue Price, (iii) Series B Preferred Stock (the “Series B Conversion Price”) shall be the Series B Original Issue Price, (iv) Series C Preferred Stock (the “Series C Conversion Price”) shall be the Series C Original Issue Price, (v) Series D Preferred Stock (the “Series D Conversion Price”) shall be the Series D Original Issue Price, (vi) Series E Preferred Stock (the “Series E Conversion Price”) shall be the Series E Original Issue Price and (vii) Series F Preferred Stock (the “Series F Conversion Price”) shall be the Series F Original Issue Price; provided, however, that the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall be subject to adjustment as set forth in this Section 4, as applicable.

4.1.2. Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1. Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the

Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2. Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable.

4.3.3. Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared by unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4. No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1. Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Filing Date” shall mean the effective date of the filing of this Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware.

(b) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Filing Date, other than shares of Common Stock issued or deemed to be issued (collectively, “Exempted Securities”):

(i)	upon conversion of shares of Preferred Stock;

(ii)

to employees, directors and officers of, or consultants or advisors to, the Corporation pursuant to stock grants, stock option, stock bonus, stock purchase or other employee incentive programs, plans or agreements approved by the Board of Directors of the Corporation;

(iii)	as a stock split or stock dividend or distribution;

(iv)	upon the conversion or exercise of Options or other Convertible Securities outstanding on the Filing Date;

(v)

as consideration in connection with bona fide acquisitions of other businesses or technologies by the Corporation by merger, consolidation, acquisition of stock or assets or otherwise, provided such acquisitions are approved by the Board of Directors of the Corporation;

(vi)

to leasing companies, landlords, company advisors, lenders and other providers of goods and services to the Corporation, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board of Directors of the Corporation;

(vii)

in connection with research, collaboration, manufacturing, supply, licensing, development, OEM, distribution, marketing or other similar strategic transactions or joint ventures, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board of Directors of the Corporation;

(viii)

in connection with an underwritten public offering registered under the Securities Act pursuant to which all outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to Section 5;

(ix)

in connection with an event for which adjustment of the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price is made pursuant to Subsections 4.5, 4.6, 4.7, 4.8 and 4.9;

(x)	pursuant to that certain Stock Purchase Agreement dated May 7, 2018, by and among the Corporation and its stockholders party thereto; or

(xi)

in connection with any other transaction in which an exemption or waiver of the provisions of this Subsection 4.4 as applied to a particular series of Preferred Stock is approved by the affirmative vote of the holders of at least a majority of the then-outstanding shares of such series of Preferred Stock.

4.4.2. No Adjustment of Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Subsection 4.4.5) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as applicable, in effect immediately prior to such issue.

4.4.3. Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a) no further adjustments in the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price shall be made upon the subsequent issue of Convertible Securities upon the exercise of such Options or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(b) if such Options or Convertible Securities are amended to provide, or by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion and/or exchange thereof, the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i)

in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(ii)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Subsection 4.4.5) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(d) no readjustment pursuant to clause (b) or (c) above shall have the effect of increasing (i) the Series A Conversion Price to an amount which exceeds the lower of (A) the Series A Conversion Price on the original adjustment date, or (B) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date, (ii) the Series A-1 Conversion Price to an amount which exceeds the lower of (A) the Series A-1 Conversion Price on the original adjustment date, or (B) the Series A-1 Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date, (iii) the Series B Conversion Price to an amount which exceeds the lower of (A) the Series B Conversion Price on the original adjustment date, or (B) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date, (iv) the Series C Conversion Price to an amount which exceeds the lower of (A) the Series C Conversion Price on the original adjustment date, or (B) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date, (v) the Series D Conversion Price to an amount which exceeds the lower of (A) the Series D Conversion Price on the original adjustment date, or (B) the Series D Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date, (vi) the Series E Conversion Price to an amount which exceeds the lower of (A) the Series E Conversion Price on the original adjustment date, or (B) the Series E Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date or (vii) the Series F Conversion Price to an amount which exceeds the lower of (A) the Series F Conversion Price on the original adjustment date, or (B) the Series F Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(e) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above.

4.4.4. Adjustment of Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Filing Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) without consideration or for consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event the Corporation, at any time after the Filing Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) without consideration or for consideration per share less than the Series A-1 Conversion Price in effect immediately prior to such issue, then and in such event, the Series A-1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series A-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A-1 Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event the Corporation, at any time after the Filing Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) without consideration or for consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event the Corporation, at any time after the Filing Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) without consideration or for consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event the Corporation, at any time after the Filing Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) without consideration or for consideration per share less than the Series D Conversion Price in effect immediately prior to such issue, then and in such event, the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series D Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event the Corporation, at any time after the Filing Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) without consideration or for consideration per share less than the Series E Conversion Price in effect immediately prior to such issue, then and in such event, the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series E Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series E Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event the Corporation, at any time after the Filing Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) without consideration or for consideration per share less than the Series F Conversion Price in effect immediately prior to such issue, then and in such event, the Series F Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Series F Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series F Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, “Common Stock Outstanding” shall mean the number of shares of Common Stock outstanding immediately prior to such issue, calculated on a fully diluted basis as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issue and any outstanding Options (whether or not then vested or exercisable) had been fully exercised immediately prior to such issue (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to Convertible Securities or Options solely as a result of the adjustment of the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment. In the event that the Corporation shall issue, after the Filing Date, on more than one date, Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3) that would result in an adjustment to the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price pursuant to the terms of this Subsection 4.4.4, as part of the same transaction or a series of related transactions, then, upon the final such issuance, the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price shall be readjusted to give effect to all such issuances as if they had all occurred on the date of the first such issuance (and without giving any effect to any interim adjustments from such issuances that were part of the same transaction or series of related transactions).

4.4.5. Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends and before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9 Adjustment for IPO Below Target Price. If the Corporation elects to sell shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) at a price less than $21.9704 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) (the “Series B Target Price”), then and in such event the Series B Conversion Price in effect immediately prior to such public offering shall be adjusted to be equal to the product of (a) the Series B Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and (b) a fraction, the numerator of which is the per share price at which the Common Stock is sold in such public offering, and the denominator of which is the Series B Target Price. If the Corporation elects to sell shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act at a price less than $33.8216 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) (the “Series C/D Target Price”), then and in such event the Series C Conversion Price and the Series D Conversion Price in effect immediately prior to such public offering shall be adjusted to be equal to the product of (a) the Series C Original Issue Price or the Series D Original Issue Price, as applicable (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), and (b) a fraction, the numerator of which is the per share price at which the Common Stock is sold in such public offering, and the denominator of which is the Series C/D Target Price. If the Corporation elects to sell shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act at a price less than $24.5060 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) (the “Series E/F Target Price”), then and in such event the Series E Conversion Price or the Series F Conversion Price, as applicable, in effect immediately prior to such public offering shall be adjusted to be equal to the product of (a) the Series E Original Issue Price or the Series F Conversion Price, as applicable (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and (b) a fraction, the numerator of which is the per share price at which the Common Stock is sold in such public offering, and the denominator of which is the Series E/F Target Price. Notwithstanding the foregoing, no adjustment of the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or the Series F Conversion Price pursuant to this Section 4.9 shall have the effect of increasing the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price , Series E Conversion Price or Series F Conversion Price, as applicable, in effect immediately prior to such adjustment.

4.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock that was subject to such adjustment or readjustment a certificate executed by the Corporation’s Chief Executive Officer, President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price or the Series F Conversion Price, as applicable, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock.

4.11 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

The notice provisions set forth in this Subsection 4.11 may be shortened or waived prospectively or retrospectively by the consent or vote of the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class and on an as-converted basis.

5. Mandatory Conversion.

5.1 Trigger Events.

5.1.1. Series A Preferred Stock and Series A-1 Preferred Stock. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $18.1755 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or to any successor thereto) or to any employee benefit plan of the Corporation, resulting in at least $50,000,000 of gross proceeds, before deduction of the underwriting discount and commissions, to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock (voting together as a single class, on an as-converted basis) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series A and A-1 Conversion Time”), (i) all outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.1.2. Series B Preferred Stock. Upon either (a) the closing of the sale of shares of Common Stock to the public on the New York Stock Exchange or NASDAQ Stock Market in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or to any successor thereto) or to any employee benefit plan of the Corporation, resulting in at least $50,000,000 of gross proceeds, before deduction of the underwriting discount and commissions, to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series B Conversion Time”), (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate after giving effect to any adjustment made pursuant to Section 4.9, if applicable, and (ii) such shares may not be reissued by the Corporation.

5.1.3. Series C Preferred Stock. Upon either (a) the closing of the sale of shares of Common Stock to the public on the New York Stock Exchange or NASDAQ Stock Market in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or to any successor thereto) or to any employee benefit plan of the Corporation, resulting in at least $70,000,000 of gross proceeds to the Corporation, before deduction of the underwriting discount and commissions, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series C Conversion Time”), (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate after giving effect to any adjustment made pursuant to Section 4.9, if applicable, and (ii) such shares may not be reissued by the Corporation.

5.1.4. Series D Preferred Stock. Upon either (a) the closing of the sale of shares of Common Stock to the public on the New York Stock Exchange or NASDAQ Stock Market in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or to any successor thereto) or to any employee benefit plan of the Corporation, resulting in at least $100,000,000 of gross proceeds to the Corporation, before deduction of the underwriting discount and commissions, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series D Conversion Time”), (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate after giving effect to any adjustment made pursuant to Section 4.9, if applicable, and (ii) such shares may not be reissued by the Corporation.

5.1.5. Series E Preferred Stock. Upon either (a) the closing of the sale of shares of Common Stock to the public on the New York Stock Exchange or NASDAQ Stock Market in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or to any successor thereto) or to any employee benefit plan of the Corporation, resulting in at least $100,000,000 of gross proceeds to the Corporation, before deduction of the underwriting discount and commissions, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series E Conversion Time”) (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate after giving effect to any adjustment made pursuant to Section 4.9, if applicable, and (ii) such shares may not be reissued by the Corporation.

5.1.6. Series F Preferred Stock. Upon either (a) the closing of the sale of shares of Common Stock to the public on the New York Stock Exchange or NASDAQ Stock Market in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or to any successor thereto) or to any employee benefit plan of the Corporation, resulting in at least $100,000,000 of gross proceeds to the Corporation, before deduction of the underwriting discount and commissions, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series F Conversion Time”, together with the Series A and A-1 Conversion Time, the Series B Conversion Time, the Series C Conversion Time, the Series D Conversion Time and the Series E Conversion Time, the “Mandatory Conversion Time”), (i) all outstanding shares of Series F Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate after giving effect to any adjustment made pursuant to Section 4.9, if applicable, and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements.

5.2.1. General Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this

Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redeemed or Otherwise Acquired Shares. The shares of Preferred Stock shall not be redeemable at the option of the holders thereof, except pursuant to Subsection 2.3.2 or any Put Agreements. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Amended and Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

8. Waiver. Except as otherwise set forth in Section 1, Section 3.4, Section 3.5, Section 3.6, Section 3.7 and Section 4.4.1(d)(xi) of this Article Fourth, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting together as a separate class and on an as-converted basis.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be (i) deposited in the United States first class mail, postage prepaid, to the post office address last shown on the records of the Corporation, (i) given by electronic communication in compliance with the provisions of the General Corporation Law, or (iii) given in another manner then permitted by the General Corporation Law, and shall be deemed sent upon such mailing, electronic transmission, or other manner of delivery.

FIFTH: Subject to any additional vote required by this Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

EIGHTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Eighth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

NINTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

TENTH: In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, for purposes of Section 500 of the California Corporations Code, such repurchases may be made without regard to any preferential dividends arrears amount or preferential rights amount.

ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction, business opportunities or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director or stockholder of the Corporation who is not an employee of the Corporation or any of its subsidiaries (including, with respect to any of the foregoing that are entities, any affiliates and their respective directors, officers, partners, members and associated entities), (collectively, “Covered Persons”), whether or not such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of a Covered Person in such Covered Person’s capacity as a director of the Corporation or otherwise. A Covered Person who acquires knowledge of an Excluded Opportunity shall not (a) have any duty to communicate or offer such Excluded Opportunity to the Corporation or (b) be liable to the Corporation, its subsidiaries or to the stockholders of the Corporation because such Covered Person pursues or acquires for, or directs such Excluded Opportunity to itself or another person or entity or does not communicate such Excluded Opportunity to the Corporation.

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3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 11th day of June, 2018.

By:	/s/ Nikolaos A. Vlahos
Nikolaos A. Vlahos, Chief Executive Officer